UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2025

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2025, Beyond Air, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). On April 23, 2025, the record date for stockholders entitled to notice of, and to vote at, the Special Meeting, 86,369,869 shares of the Company’s common stock (“Common Stock”) were outstanding. The holders of 48,476,717 shares of Common Stock were present at the Special Meeting, either in person or represented by proxy, constituting a quorum.

The following matters were considered at the Special Meeting:

Proposal 1.	Reverse Stock Split Proposal

The Company’s stockholders granted the board of directors of the Company (the “Board”) authority, in its sole discretion, prior to the one-year anniversary of the Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s Common Stock, at a reverse split ratio of between 1-for-10 and 1-for-50 as determined by the Board, whereby every 10 to 50 shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
41,924,612	6,382,862	169,243	0

The Reverse Stock Split proposal was approved by the Company’s stockholders. The results reported above are final voting results. No other matters were considered or voted upon at the meeting, except a proposal to adjourn the Special Meeting of Stockholders to a later date, if necessary, to permit further solicitation and vote proxies in the event there were not sufficient votes in favor of the Reverse Stock Split Proposal. Based upon the voting results, the latter was not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date:	June 25, 2025	By:	/s/ Steven A. Lisi
		Name:	Steven A. Lisi
		Title	Chief Executive Officer